BA RON

SELECT

FUNDS

November 29, 2021

State Street Bank and Trust Company

Attention: Suzanne Hinkley

1200 Crown Colony Drive

Quincy, MA 02169

Re: Baron Select Funds (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as Baron Technology Fund.

In accordance with Section 18.6, the Additional Portfolios provision, of the Master Custodian Agreement (the “Master Custodian Agreement”) dated as of March 28, 2007 by and among each registered management investment company party thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for Baron Technology Fund under the terms of the aforementioned contract. In connection with such request, the undersigned Fund hereby confirm to you, as of the date hereof, its representations and warranties set forth in Section 18.7 of the aforementioned contract. In addition, we are hereby requesting that your bank act as Administrator for Baron Technology Fund pursuant to the Administration Agreement dated as of April 13, 2007 by and among each registered investment company party thereto and State Street Bank and Trust Company. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4 of the aforementioned contract. Further, the undersigned Fund hereby requests that State Street Bank and Trust Company as Administrator render services to the Baron Technology Fund in accordance with Schedule B6 to the Administration Agreement, and that Annex I to Schedule B6 be hereby amended and restated as set forth on Exhibit A attached hereto.

Kindly indicate your acceptance of the foregoing by executing three copies of this letter agreement, returning one to each of the Funds and retaining one for your records.

Information Classification: Limited Access

Sincerely,

BARON SELECT FUNDS,
on behalf of
BARON TECHNOLOGY FUND

By:	/s/ Patrick M. Patalino
Name: Patrick M. Patalino
Title: General Counsel, Duly Authorized

Agreed and Accepted: STATE STREET BANK AND TRUST COMPANY

By:	/s/ Suzanne M. Hinckley
Name: Suzanne M. Hinckley
Title: Senior Vice President

Effective Date: Nov 30, 2021

EXHIBIT A

Information Classification: Limited Access

ANNEX I

EACH MANAGEMENT INVESTMENT

COMPANY IDENTIFIED ON SCHEDULE A

Further to the Amendment dated as of March 26, 2018 to the Administration Agreement dated as of April 13, 2007, among Baron Investment Funds Trust and Baron Select Funds, (each, a “Trust” and collectively, the “Trusts”), and State Street Bank and Trust Company (the “Administrator”), the Trusts and the Administrator mutually agree to update this Annex 1 by adding/removing Funds as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services	Service Type

BARON INVESTMENT FUNDS TRUST	Standard N-PORT Reporting Solution (Data and Filing)

Baron Asset Fund Baron Growth Fund Baron Small Cap Fund Baron Opportunity Fund Baron Fifth Avenue Growth Fund Baron Discovery Fund Baron Durable Advantage	Standard

BARON SELECT FUNDS	Standard N-PORT Reporting Solution (Data and Filing)

Baron Partners Fund

Baron Focused Growth Fund

Baron Energy and Resources Fund

Baron International Growth Fund

Baron Real Estate Fund

Baron Emerging Markets Fund

Baron Global Advantage Fund

Baron WealthBuilder Fund

Baron Real Estate Income Fund

Baron Health Care Fund

Baron New Asia Fund

Baron Technology Fund

Standard

Form N-CEN Services

Information Classification: Limited Access

BARON INVESTMENT FUNDS TRUST

BARON SELECT FUNDS

Information Classification: Limited Access

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

BARON INVESTMENT FUNDS TRUST

By:	/s/ Patrick M. Patalino
Name: Patrick M. Patalino
Title: General Counsel

Date: November 29, 2021

BARON SELECT FUNDS

By:	/s/ Patrick M. Patalino
Name: Patrick M. Patalino
Title: General Counsel
Date: November 29, 2021

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Suzanne M. Hinckley
Name: Suzanne M. Hinckley
Title: Senior Vice President

Date: Nov 30, 2021

Information Classification: Limited Access